SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2026

AI Era Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 336-2398

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2026, AI Era Corp. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Vanquish Funding Group Inc. (the “Lender”), pursuant to which the Company issued to the Lender a Convertible Promissory Note (the “Note”) in the principal amount of $232,000. The Note was issued with an original issue discount of $7,000 (including $2,500 in legal fees and $4,500 in due diligence fees), resulting in net proceeds to the Company of $225,000. The Note matures on October 15, 2026 (nine months from issuance) and bears interest at a rate of 10% per annum, which is not payable until maturity.

The Note is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), beginning 180 days after the issuance date, at a conversion price equal to 80% of the lowest trading price of the Common Stock during the twenty (20) trading days prior to the conversion date (a 20% discount to market). The Lender is limited to conversions that would not result in beneficial ownership exceeding 4.99% of the outstanding Common Stock (waivable up to 9.99%).

The Company may prepay the Note at any time within the first 180 days at 120% of the outstanding principal plus accrued interest. After 180 days, prepayment is not permitted without the Lender’s consent. The Note contains customary events of default, upon which the outstanding principal and interest may become immediately due and payable at 150% or 200% of the principal amount (depending on the default type), and the conversion price may be adjusted downward.

The SPA and Note include representations, warranties, and covenants customary for transactions of this type. The securities issued under the SPA and Note were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Note was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Note was based upon the following factors: (a) the issuance of the Note was an isolated private transaction by us which did not involve a public offering; (b) the Lender is an accredited investor; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) the Lender represented that, among other things, it was acquiring the securities for investment purposes only and not with a view to distribution, it has received information about the Company necessary to make an informed investment decision, and the Lender is capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the Note will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 8, 2026, by and between AB International Group Corp. and Vanquish Funding Group Inc.
10.2	Convertible Promissory Note, dated January 8, 2026, issued by AB International Group Corp. to Vanquish Funding Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

Date: January 13, 2026

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